UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                             May 13, 2005

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121-1050

801-736-5600

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

                As a result of the resignation disclosed under Item 5.02 below, effective as of May 31, 2005, the parties will terminate the Amended and Restated Employment Agreement, dated March 16, 2004, by and between Sandra Buffa and Mrs. Fields Famous Brands, LLC (the “Company”), filed as Exhibit 10.57 to the Company’s Registration Statement on Form S-4 (File No. 333-115046), as amended.

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

                (b)           On May 13, 2005, the Company accepted the resignation of Sandra Buffa as Chief Financial Officer, Executive Vice President and Treasurer of the Company, effective as of May 31, 2005.  Ms. Buffa also resigned from all offices and directorships that she holds on behalf of the Company’s parent entities and subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President, General Counsel and Secretary

Date:  May 13, 2005